UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021 (June 9, 2021)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38911	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Friars House
160 Blackfriars Road
London SE1 8EZ
United Kingdom

(Address of Principal Executive Offices)(Zip Code)

+44 207 433 4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Ordinary Shares Offering

On June 9, 2021, Clarivate Plc (the “Company”) and certain existing shareholders of the Company (the “Selling Shareholders”) entered into an underwriting agreement (the “Ordinary Shares Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule A thereto (the “Ordinary Shares Underwriters”), pursuant to which the Company agreed to issue and sell to the Ordinary Shares Underwriters 28,846,154 ordinary shares, no par value, and certain of the Selling Shareholders agreed to sell to the Ordinary Shares Underwriters 9,615,384 ordinary shares, no par value, totaling 38,461,538 ordinary shares (the “ordinary shares”), in a registered public offering (the “Ordinary Shares Offering”) pursuant to an effective shelf registration statement on Form S-3 (Registration File No. 333-239328, as amended by Registration File No. 333-256956) (the “Shelf Registration Statement”). The Selling Shareholders have granted the Ordinary Shares Underwriters a 30-day option to purchase up to an additional 5,769,230 ordinary shares (the “Ordinary Shares Option”). On June 10, 2021, the Ordinary Shares Underwriters exercised in full the Ordinary Shares Option. The Company will not receive any proceeds from the sale of ordinary shares by the Selling Shareholders. The description of the Ordinary Shares Underwriting Agreement contained herein is qualified in its entirety by reference to the Ordinary Shares Underwriting Agreement, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

5.25% Series A Mandatory Convertible Preferred Shares Offering

On June 9, 2021, the Company entered into an underwriting agreement (the “Preferred Shares Underwriting Agreement”), between the Company and Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule A thereto (the “Preferred Shares Underwriters”), pursuant to which the Company agreed to issue and sell to the Preferred Shares Underwriters 12,500,000 5.25% Series A Mandatory Convertible Preferred Shares, no par value, and liquidation preference $100.00 per share (the “convertible preferred shares”), in a registered public offering (“Convertible Preferred Shares Offering”) pursuant to the Shelf Registration Statement. Pursuant to the Preferred Shares Underwriting Agreement, the Company granted the Preferred Shares Underwriters an option to purchase an additional 1,875,000 convertible preferred shares solely to cover over-allotments (the “Preferred Shares Option” and, together with the Ordinary Shares Option, the “Underwriter Options”). On June 10, 2021, the Preferred Shares Underwriters exercised in full the Preferred Shares Option. The description of the Preferred Shares Underwriting Agreement contained herein is qualified in its entirety by reference to the Preferred Shares Underwriting Agreement, a copy of which is included as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 14, 2021, the Company closed the Ordinary Shares Offering and the Convertible Preferred Shares Offering, including the shares issuable and/or to be sold pursuant to the Underwriter Options.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the Convertible Preferred Shares Offering, on June 14, 2021, the Company adopted a Statement of Rights (the “Statement of Rights”) to establish the preferences, limitations and relative rights of the convertible preferred shares.

The convertible preferred shares will initially be convertible into an aggregate of up to 55,289,125 ordinary shares, subject to anti-dilution, make-whole and other adjustments, as set forth in the Statement of Rights.

Unless converted or redeemed earlier in accordance with the terms of the Statement of Rights, each convertible preferred share will convert automatically on the mandatory conversion date, which is expected to be June 1, 2024, into between 3.2052 and 3.8462 ordinary shares, subject to anti-dilution and other adjustments. The number of ordinary shares issuable upon conversion will be determined based on the average volume weighted average price per ordinary share over the 30 consecutive trading day period beginning on, and including, the 31st scheduled trading day immediately prior to June 1, 2024.

Dividends on the convertible preferred shares will be payable on a cumulative basis when, as and if declared by the board of directors of the Company, or an authorized committee thereof, at an annual rate of 5.25% of the liquidation preference of $100.00 per convertible preferred share, and may be paid in cash or, subject to certain limitations, in ordinary shares, or in any combination of cash and ordinary shares. If declared, dividends on the convertible preferred shares will be payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2021 and ending on, and including, June 1, 2024.

If, on or prior to November 8, 2021, the merger agreement for the pending acquisition of ProQuest, announced on May 17, 2021, (the “ProQuest Acquisition”) is terminated, the ProQuest Acquisition is not consummated or the Company determines in its reasonable judgment that the ProQuest Acquisition will not occur, the Company has the option to redeem all, but not less than all, of the convertible preferred shares as more fully described in the Statement of Rights.

The ordinary shares will rank junior to convertible preferred shares with respect to the payment of dividends and amounts payable in the event of the Company’s liquidation, dissolution or winding up of its affairs. Subject to certain exceptions, so long as any convertible preferred share remains outstanding, no dividend or distributions will be declared or paid on ordinary shares or any other class or series of share capital ranking junior to the convertible preferred shares, and no ordinary shares or any other class or series shares ranking junior or on parity with the convertible preferred shares shall be, directly or indirectly, purchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of ordinary shares has been set aside for the payment of such dividends upon, all outstanding convertible preferred shares.

In addition, upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of convertible preferred shares will be entitled to receive a liquidation preference in the amount of $100.00 per convertible preferred share, plus an amount equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of the Company’s assets legally available for distribution to shareholders after satisfaction of liabilities to creditors and holders of the Company’s share capital ranking senior to the convertible preferred shares as to distribution rights upon the Company’s liquidation, winding-up or dissolution, and before any payment or distribution is made to holders of any class or series of share capital ranking junior to the convertible preferred shares as to distribution rights upon the Company’s liquidation, winding-up or dissolution, including, without limitation, the ordinary shares.

The holders of the convertible preferred shares will not have voting rights except as described below and as specifically required by Jersey law from time to time.

Whenever dividends on any convertible preferred shares have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the authorized number of directors on the Company’s board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of record of the convertible preferred shares, voting together as a single class with holders of record of any and all other series of voting preferred shares (as defined below) then outstanding, will be entitled, at the next annual or at a special meeting of shareholders of the Company, to vote for the election of a total of two additional members of the board of directors (“preferred share directors”); provided that the election of any such directors will not cause the Company to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which its securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the board of directors shall, at no time, include more than two preferred Share directors.

In the event of a nonpayment, the holders of at least 25% of the convertible preferred shares and any other series of voting preferred shares may request that a special meeting of shareholders be called to elect such preferred share directors (provided that, to the extent permitted by the Company’s memorandum and articles of association, if the next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred share directors will be included in the agenda for and will be held at such scheduled annual or special meeting of shareholders). The preferred share directors will stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the holders of the convertible preferred shares continue to have such voting rights.

At any meeting at which the holders of the convertible preferred shares are entitled to elect preferred share directors, the holders of a majority of the then outstanding convertible preferred shares and all other series of voting preferred shares, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such convertible preferred shares and other voting preferred shares so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred share directors.

As used in this Current Report on Form 8-K, “voting preferred shares” means any class or series of the Company’s share capital, in addition to and established after the initial issuance of the convertible preferred shares, ranking on parity with the convertible preferred shares as to dividends and distribution rights upon the Company’s liquidation, winding up or dissolution and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the convertible preferred shares and any other voting preferred shares have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the convertible preferred shares and such other voting preferred shares voted.

If and when all accumulated and unpaid dividends have been paid in full (a “nonpayment remedy”), the holders of the convertible preferred shares shall immediately and, without any further action by the Company, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the convertible preferred shares and all other holders of voting preferred shares have terminated, the term of office of each preferred share director so elected will terminate at such time and the authorized number of directors on the Company’s board of directors shall automatically decrease by two.

Any preferred share director may be removed at any time, with cause or without cause by the holders of record of a majority in voting power of the outstanding convertible preferred shares and any other series of voting preferred shares then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred share director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred share director remaining in office, except in the event that such vacancy is created as a result of such preferred share director being removed or if no preferred share director remains in office, such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding convertible preferred shares and any other series of voting preferred shares then outstanding (voting together as a single class) when they have the voting rights described above; provided that the election of any such preferred share directors will not cause the Company to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred share directors will each be entitled to one vote per director on any matter that comes before the Company’s board of directors for a vote.

The convertible preferred shares will have certain other voting rights with respect to the Company’s memorandum and articles of association or the Statement of Rights or certain other transactions as described in the Statement of Rights.

The foregoing description of the terms of the convertible preferred shares, including such restrictions, is qualified in its entirety by reference to the Statement of Rights, included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information regarding the Statement of Rights set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 8.01	Other Events.

The above-mentioned offerings were made pursuant to the Shelf Registration Statement. Opinions of counsel for the Company are included as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement relating to the ordinary shares, dated June 9, 2021, between Clarivate Plc, the persons listed in Schedule B thereto as Sponsor Shareholders, the Attorney-in-Fact on behalf of the persons listed in Schedule B thereto as Appointing Shareholders and Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule A thereto.
1.2	Underwriting Agreement relating to the convertible preferred shares, dated June 9, 2021, between Clarivate Plc and Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule A thereto
3.1	Statement of Rights of the 5.25% Series A Mandatory Convertible Preferred Shares of Clarivate Plc, effective June 14, 2021.
4.1	Form of Certificate of the 5.25% Series A Mandatory Convertible Preferred Shares (included as Exhibit A to Exhibit 3.1).
5.1	Opinion of Ogier (Jersey) LLP with respect to the ordinary shares.
5.2	Opinion of Ogier (Jersey) LLP with respect to the convertible preferred shares.
23.1	Consent of Ogier (Jersey) LLP (included in Exhibit 5.1).
23.2	Consent of Ogier (Jersey) LLP (included in Exhibit 5.2).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2021	Clarivate Plc

	By:	/s/ Richard Hanks
Richard Hanks Chief Financial Officer